UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2011

VOICE MOBILITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27387
(Commission File Number)

33-0777819
(IRS Employer Identification No.)

107 – 645 Fort Street, Victoria, British Columbia, Canada V8W 1G2
(Address of principal executive offices and Zip Code)

(250) 978-5051
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2011, we appointed Theresa Carbonneau as a director of our company.

Theresa Carbonneau - Director

After working in various roles for BT Plc in the UK and BC Tel (Telus) in Canada, Ms. Carbonneau founded and was President and CEO of two technology companies; fSONA Communications Corporation, (1996-2004) a Vancouver based network equipment manufacturing company, which developed an innovative optical technology into multiple commercial products for short-haul, gigabit-speed wireless links; and Syntagma Networks Services, (2005-2008) a software-as-services (SAS) company offering IP services to small and medium enterprises in Canada.

In 2006, Ms. Carbonneau led an international consortium to successfully achieve a national license for a wireless operation in Iraq. She is an Advisor with a US based fund, Signal Lake Ventures LLC, and is mentor/advisor to numerous technology start-ups in North America and Europe.

Family Relationships

No family relationships exist between any of our directors or executive officers.

Certain Related Transactions and Relationships

We have not been party to any transaction with Ms. Carbonneau since the beginning of our last fiscal year, or any currently proposed transaction with Ms. Carbonneau in which we were or will be a participant and where the amount involved exceeds $120,000, and in which Ms. Carbonneau had or will have a direct or indirect material interest.

Item 8.01      Other Events

A Press release is furnished as exhibit 99.1 to this Form 8-K Current Report.

Item 9.01      Financial Statements and Exhibits

Exhibits

99.1	Press Release Dated May 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE MOBILITY INTERNATIONAL, INC.

By:	/s/ Jay Hutton
Jay Hutton
Chief Executive Officer and Director
Dated: May 27, 2011